UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported) – July 31, 2007

ZIFF DAVIS HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-99939	36-4355050
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)
28 East 28th Street, New York, New York 10016
(Address of principal executive offices including zip code)
(212) 503-3500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1: PRO FORMA FINANCIAL INFORMATION
EX-99.2: PRESS RELEASE

ITEM 2.01 Completion of Acquisition or Disposition of Assets
     On July 31, 2007, the closing (“Closing”) occurred of the previously-announced Purchase and Sale Agreement dated as of June 20, 2007 by and among Ziff Davis Media Inc. (the “Company”), an indirect wholly-owned subsidiary of Ziff Davis Holdings Inc. (the “Registrant”); Ziff Davis Publishing Holdings Inc., a direct wholly-owned subsidiary of the Company; Ziff Davis Development Inc., a direct wholly-owned subsidiary of the Company; Ziff Davis Internet Inc., a direct wholly-owned subsidiary of the Company; Ziff Davis Publishing Inc., an indirect wholly-owned subsidiary of the Company (such direct and indirect subsidiaries of the Company, collectively the “Company Subsidiaries”); and Enterprise Media Group, Inc. (the “Buyer”), an unrelated party formed by Insight Venture Partners; as amended by Amendment No. 1 thereto dated as of July, 31, 2007 (the “Purchase and Sale Agreement”). In connection with the Closing, (i) the Buyer purchased the assets and assumed the liabilities of the Enterprise Group of the Company and the Company Subsidiaries (excluding certain assets and liabilities described in the Purchase and Sale Agreement), for an aggregate cash purchase price of approximately $150 million, plus up to an additional $10 million in cash contingent upon the EBITDA (as defined in the Purchase and Sale Agreement) of the Enterprise Group through December 31, 2007 exceeding an agreed-upon target level (provided that the maximum $10 million will be paid in certain other circumstances described in the Purchase and Sale Agreement); and (ii) the Buyer (a) paid approximately $128 million in cash to the Company, (b) paid approximately $5 million of the Company’s costs relating to such asset sale; (c) placed $2 million into a working capital escrow account and (d) placed $15 million into an indemnity escrow account. The amounts placed into the escrow accounts shall be released to the parties as described in the Purchase and Sale Agreement and related agreements.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 1, 2007, Robert Callahan ceased to serve as Chief Executive Officer of the Registrant and the Company. Mr. Callahan remains the Chairman of the Registrant and the Company.
Effective August 1, 2007, the Registrant and the Company appointed Jason Young as President and Chief Executive Officer. Mr. Young had been named President of the Company’s Consumer/Small Business Group in October 2004 and President of the Company’s Game Group in July 2007. He was Senior Vice President and General Manager of Ziff Davis Internet from February 2002 to October 2004 and Vice President of Sales of Ziff Davis Internet from May 2001 to February 2002. From April 2000 to May 2001, Mr. Young was Vice President of Ad Sales and Business Development at TheStreet.com. Prior to that, from 1990, Mr. Young held a variety of roles with Ziff Davis Inc., including Publisher of Windows Pro, National Ad Director for Windows Sources, Corporate Sales Director and Ad Director of ZDNet.

Mr. Young, 38, has no family relationship with any director or executive officer of the Registrant.
On August 2, 2007, Mr. Young and the Company executed a document entitled “Summary of Terms and Conditions” which sets forth certain agreements and understandings related to Mr. Young’s employment as President and Chief Executive Officer of the Company, including: (i) Mr. Young’s term of employment shall be August 1, 2007 through December 31, 2011, subject to earlier termination by either party for any reason at any time; (ii) Mr. Young’s salary shall be $600,000 per year, with certain cost of living increases; (iii) for fiscal years beginning January 1, 2008, Mr. Young’s target bonus shall be $400,000 per year, based upon the Company’s achievement of certain targets, which targets shall be determined by the Company and Mr. Young; (iv) the target bonus shall be payable in part, in full or at a level greater than the target, depending upon the results of certain performance measures, and subject to the achievement of certain minimum thresholds; (v) for the first year of the term (which includes portions of fiscal years 2007 and 2008), Mr. Young will receive bonus payments of at least $200,000; (vi) the Company shall provide Mr. Young with an additional term life insurance policy providing a benefit of not less than $1,000,000; (vii) the parties stated their intention to create a management incentive pool;

and (viii) the parties agreed to work in good faith to complete and execute definitive documents reflecting the above terms.
In connection with the Closing of the Purchase and Sale Agreement, on July 31, 2007 Sloan Seymour, previously the President of the Company’s Enterprise Group, ceased to be an employee of the Registrant.
On August 1, 2007, Mr. Callahan, the Registrant and the Registrant’s direct and indirect domestic subsidiaries entered into a Separation Agreement and a General Release (collectively, the “Separation Documents”). The Separation Documents provide, among other items, that during the one-year period following August 1, 2007, (i) Ziff Davis Publishing Inc. (“ZDPI”) shall pay Mr. Callahan an aggregate of $1,363,062 in equal installments in accordance with ZDPI’s normal payroll procedures and shall provide certain insurance benefits to Mr. Callahan, subject in each case to Mr. Callahan’s satisfaction of certain obligations (including noncompetition and nonsolicitation obligations); (ii) Mr. Callahan shall cooperate with the Registrant and its subsidiaries in achieving an orderly transition of his duties and responsibilities, make himself reasonably available during normal business hours to provide necessary support and assistance to the Registrant and its subsidiaries related to issues in which he was available during his employment and cooperate with the Registrant and its subsidiaries in certain matters that may arise; and (iii) Mr. Callahan released the Registrant and various related parties from potential claims; except that the release did not affect (1) certain rights that Mr. Callahan has to receive indemnification, (2) Mr. Callahan’s rights as a holder of options of the Registrant or (3) Mr. Callahan’s rights under that certain Amendment No. 1 to Amended and Restated Executive Agreement dated as of June 15, 2006 between Mr. Callahan, the Registrant and ZDPI.
ITEM 8.01 Other Events.
On August 2, 2007, the Company issued a press release related to the above-described closing of the Purchase and Sale Agreement and the appointment of Mr. Young to succeed Mr. Callahan as CEO. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information

(d)	Exhibits

Exhibit
Number	Description

99.1	Pro forma financial information

99.2	Press release of the Company, dated August 2, 2007, related to closing of Purchase and Sale Agreement and Appointment of Young to Succeed Callahan as CEO
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis Holdings Inc.

By:	/s/ Mark Moyer
Mark Moyer
Chief Financial Officer

Date:	August 6, 2007